SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Sea Pines Associates, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FEBRUARY 8, 2002

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MARCH 11, 2002

     TO THE SHAREHOLDERS OF SEA PINES ASSOCIATES, INC.:

     The 2002 Annual Meeting of Shareholders of Sea Pines Associates, Inc. (the “Company”) will be held at the Harbour Town Conference Center, 11 Lighthouse Lane, Hilton Head Island, South Carolina, on Monday, March 11, 2002, at 3:00 p.m., local time, for the following purposes:

•	To elect five directors; and

•	To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on January 31, 2002, as the record date for determining the shareholders entitled to notice of and to vote at the meeting and any adjournments thereof.

     A copy of the Company’s 2001 Annual Report to Shareholders is enclosed.

     Whether or not you plan to attend the meeting in person, please vote, date and sign the enclosed proxy ballot and return it in the enclosed envelope. Your vote is important whether you own a few or many shares. If you are present at the meeting, you may, if you wish, revoke your proxy and vote your shares personally.

By order of the Board of Directors,

/s/ Peter Parrott Peter Parrott Secretary

SEA PINES ASSOCIATES, INC.

32 Greenwood Drive
Hilton Head Island, South Carolina 29928

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MARCH 11, 2002

This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Sea Pines Associates, Inc. (the “Company”) to be voted at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at 3:00 p.m. local time, on Monday, March 11, 2002, at the Harbour Town Conference Center, 11 Lighthouse Lane, Hilton Head Island, South Carolina, and at any adjournments of such meeting, for the purposes set forth in the accompanying notice. This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about February 8, 2002.

USE AND REVOCATION OF PROXIES

When proxies are properly executed and returned, the shares they represent will be voted at the Annual Meeting in accordance with any directions noted thereon, and if no directions are noted, they will be voted FOR all of the director nominees noted herein. Execution of the accompanying proxy will not affect a shareholder’s right to attend the Annual Meeting and vote in person. A shareholder may revoke a proxy at any time before it is exercised by written notification to the Company sent to the attention of the Company’s Secretary at Post Office Box 7000, Hilton Head Island, South Carolina 29938, and received prior to the Annual Meeting date, or by attending the Annual Meeting and indicating that the proxy is revoked or by appointment of a substitute proxy.

SOLICITATION

The accompanying proxy is solicited by and on behalf of the Board of Directors. The expense of solicitation will be borne by the Company. In addition, the directors, officers and employees of the Company and its subsidiaries may solicit proxies, personally or by telephone, but at no additional salary or compensation.

OUTSTANDING VOTING SECURITIES

The Board of Directors has set the close of business on January 31, 2002, as the record date (the “Record Date”) for determination of shareholders entitled to notice of and to vote at the Annual Meeting. The Company’s voting Common Stock, no par value (the “Common Stock”), is the only class of securities of the Company entitled to be voted at the Annual Meeting. As of the Record Date, 3,559,400 shares of Common Stock were outstanding, of which 3,313,280 shares were entitled to vote at the Annual Meeting. Each such share is entitled to one vote on each matter presented for a vote at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Common Stock is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes will have the same effect as a vote to withhold authority in the election of directors and the same effect as a no vote with respect to any other matter coming before the Annual Meeting.

ITEM 1

ELECTION OF DIRECTORS

Five directors are to be elected at the Annual Meeting. The Company’s Articles of Incorporation provide for its Board of Directors to be divided into three classes. The Board of Directors may, from time to time, by majority vote, increase or decrease the total number of directors on the Board to any number between nine and 18. The number of directors is currently set at 15.

Five directorships will expire at the Annual Meeting. The five nominees listed below have been nominated by the Board of Directors as recommended by the Board’s Nominating Committee. In accordance with the Company’s Articles of Incorporation, the affirmative vote of a majority of the shares of Common Stock entitled to vote for the election of directors is required to elect each director of the Company.

A shareholder executing the enclosed proxy card may vote for any or all of the nominees or may withhold such shareholder’s vote from any or all nominees. Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted for the election of the nominees listed below. Although it is not contemplated that any nominees will become unable to serve prior to the Annual Meeting, the persons named on the enclosed proxy card shall have authority to vote for the election of other persons in accordance with their best judgment if one or more nominees should become unable to serve.

Set forth below is certain biographical information regarding the five nominees as of January 31, 2002:

Nominees for Term to Expire in 2005

Name, Age and Address	Biographical Information

Ralph L. Dupps, Jr. (56) 30 East Beach Lagoon Road Hilton Head Island, SC 29928	Mr. Dupps has served as a director since 1995. He has been President of Dupps and Company and a partner in NWI, a real estate development company, since 1981. He is currently Chairman of the Board of Directors of Atlantic Savings Bank, a subsidiary of Wachovia Bank, N.A., a director of Connor & Associates, Inc., a member of the Wachovia Bank of South Carolina Advisory Board, a member of the Hilton Head Museum Board of Directors and a Community Services Associates, Inc. (“CSA”) Board member. Mr. Dupps is also Chairman of the Town of Hilton Head Island Housing Commission.

John A. Norlander (71) 72 N. Calibogue Cay Road Hilton Head Island, SC 29928	Mr. Norlander has served as a director since 2000. He has been a Sea Pines property owner since his retirement in 1997. He was an executive with Hilton Hotels for 20 years working in sales and marketing and as general manager of two major convention hotels. He then joined Radisson Hotels as EVP/COO and was subsequently promoted to President and CEO of Radisson. Mr. Norlander’s last position was President/CEO of Carlson Hospitality Worldwide which included, in addition to Radisson and Radisson Seven Seas, the TGI Friday’s restaurant chain and Country Inns by Carlson, a chain of 100 hotels.

David E. Pardue (54) 17 South Beach Lagoon Drive Hilton Head Island, SC 29928	Mr. Pardue’s business career has involved three areas: real estate sale/leaseback transactions, golf course development and management, and venture capital transactions. He has been Chairman of Primus Capital LLC, a real estate sale/leaseback investment company, since 1983. Mr. Pardue has also been the general partner and primary investor in Dacourt Golf, Inc. since 1987, and Chairman of The Dacourt Group, Inc., a venture capital investment company since 1983. He currently serves on the Board of Trustees of The University of North Carolina at Chapel Hill and is a Director of the THA Foundation. Mr. Pardue served on the Board of Trustees of Elon College from 1985 through 1999.

Perry M. Parrott, Jr. (56) 23 N. Calibogue Cay Road Hilton Head Island, SC 29928	Mr. Parrott has served as a director since 2000 and as Secretary of the Company since 2001. He has been President of University Housing Group, a developer of private, market rate housing for college students since 1997. Previously, he was a founder and Director of Gables Residential Trust, a publicly traded real estate investment trust. Prior to Gables, Mr. Parrott was a partner and a member of the management board of Trammell Crow Residential Company, a large privately owned real estate company. He is a member of the Urban Land Institute and the CSA Maintenance Committee and serves as Chairman of the Board of Directors of Volunteers in Medicine.

Arthur P. Sundry (72) 35 South Beach Lane Hilton Head Island, SC 29928	Mr. Sundry has served as a director since 1993. He retired in 1990 as President and General Manager of the Communications Sector, Motorola, Inc. During his 34 years with Motorola, he served in various management and executive positions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

Set forth below is certain biographical information as of January 31, 2002 concerning the directors whose terms extend beyond the Annual Meeting.

Directors Whose Terms Expire in 2003

Name, Age and Address	Biographical Information

Paul B. Barringer, II (71) 14 South Calibogue Cay Hilton Head Island, SC 29928	Mr. Barringer has served as a director since 1997. He has been Chairman and CEO of Coastal Lumber Company headquartered in Weldon, North Carolina, since 1959. He is a director of BB&T Financial Corp. and BB&T Bank. He currently serves on the board of several educational institutions and is an active board member of various civic and industry associations.

Norman P. Harberger (72) 22 Oyster Landing Road Hilton Head Island, SC 29928	Mr. Harberger has served as a director since 1993 and as Chairman of the Company since 1999. He has been President and Owner of Harberger & Associates, Inc., management consultants, since 1986. He was previously an executive of Rohm and Haas Company, retiring as that firm’s Administrative Vice President in 1986. He is a trustee of the Heritage Classic Foundation and the Technical College of the Lowcountry Foundation.

Michael E. Lawrence (57) 46 Baynard Park Road Hilton Head Island, SC 29928	Mr. Lawrence has served as a director since 1994 and as Chief Executive Officer of the Company since 1995. He has served as President of Sea Pines Company, Inc. since November 1994 and was its Vice President and Chief Financial Officer from February 1991 to November 1994 and its Controller from February 1990 to February 1991. He currently serves on the Board of Directors of Jameson Inns, Inc. and the Personnel and Compensation Committee of such Board, and the Board of Directors of Atlantic Savings Bank, a subsidiary of Wachovia

Bank, N.A. Formerly, he was a partner in the Management Consulting Division of Ernst & Young LLP.

Thomas C. Morton (60) 20 Harleston Green Hilton Head Island, SC 29928	Mr. Morton has served as a director since 1991 and as Treasurer of the Company since 1991. He is a certified public accountant who has owned and operated tax and accounting practices in Michigan and South Carolina since 1974. Prior to that he spent 10 years in the audit and tax departments of the international accounting firm of Deloitte & Touche.

Robert W. Siler, Jr. (73) 414 Baynard Cove Club Hilton Head Island, SC 29928	Mr. Siler has served as a director since 1997. He retired in 1993 as Chairman/CEO of Hammer, Siler, George Associates, an international economic and development consulting firm based in Silver Spring, Maryland. He is a partner in Elgin Land Company, II, Ltd., a Texas investment firm.

Directors Whose Terms Expire in 2004

Name, Age and Address	Biographical Information

P. R. Easterlin, Jr. (60) 350 2nd Street North No. 12 St. Petersburg, FL 33701	Mr. Easterlin has served as a director since 1989. He has been President of Florida Properties of Amelia, Inc., a property management and real estate development company, since 1983. He was one of the founding directors of Atlantic Savings Bank and served on the Board of Trustees of Hilton Head Preparatory School for six years.

John G. McGarty (64) 2 Mockingbird Lane Hilton Head Island, SC 29928	Mr. McGarty has served as a director since 1992. He was President and Owner of Charleston Valve and Fitting Company, a distributor of industrial products, retiring in 1989 after 27 years. Mr. McGarty is a licensed real estate agent with Sea Pines Real Estate Company, Inc., a subsidiary of the Company. He formerly served on the

Board of Regents of Georgetown University. He presently serves on the CSA Board of Directors.

Marc Puntereri (50) 26 Plantation Drive Hilton Head Island, SC 29928	Mr. Puntereri has served as a Director since 2001. He has been a Managing Member of The Cypress Group, LLC, an owner, operator and developer of senior living communities, since 1990. Previously, he served as president of First Southern Properties, Inc., and as a consultant to the Sea Pines Company, Inc. His community service has included board and/or committee involvement for Hilton Head Hospital, Hilton Head Health Services, Inc., Hilton Head Medical Associates, Inc., CSA, Sea Pines Montessori School, Hilton Head Preparatory School, United Way, Chamber Business/Education Partnership and the Deep Well Project.

Kathleen B. Speer (41) 26 Sandhill Crane Hilton Head Island, SC 29928	Mrs. Speer has served as a Director since 2001. She has been a Sea Pines Property Owner since 1995. She retired as a partner of Hewitt Associates, L.L.C., a human resource management consulting firm after 11 years with the firm. Mrs. Speer currently serves on the Board of the Association of Sea Pines Plantation Property Owners (ASPPPO), chairs the ASPPPO communications committee, and is a member of the CSA Human Resources Committee and Strategic Planning Committee. She is also a member of the Board of Directors of the Self Family Arts Center.

Joseph F. Vercellotti (72) 18 Old Military Road Hilton Head Island, SC 29928	Mr. Vercellotti has served as a director since 1995 and as Vice Chairman of the Company since 2001. He retired in 1987, after a 35 year general management, strategic planning and marketing career with General Electric Company, to pursue interests in management consulting, primarily with high-tech, start up firms. He presently serves on the CSA Board of Directors.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors met 9 times during fiscal year 2001. No director attended fewer than 75 percent of the aggregate of (a) the total number of meetings of the Board of Directors and (b) the total number of meetings held by all committees of the Board of Directors on which such director served.

Pursuant to the By-Laws of the Company, the Board of Directors has established standing Audit, Finance, Nominating and Personnel and Compensation Committees, each of which held meetings during fiscal year 2001.

The Audit Committee, composed of Messrs. Barringer, Easterlin, Gray, Morton, Parrott, Puntereri, Siler and Sundry, met 2 times during fiscal year 2001. The committee makes recommendations regarding the independent auditors for the Company, considers the adequacy of internal accounting controls and performs the other functions described under “Report of the Audit Committee.”

The Finance Committee, composed of Messrs. Barringer, Easterlin, Gray, Lawrence, McGarty, Morton, Parrott, Puntereri, Siler and Sundry, met 9 times during fiscal year 2001. The committee reviews and makes recommendations regarding matters concerning the financial condition of the Company, provides advice to the Company’s management on financial matters and undertakes other activities related to the fiscal affairs of the Company.

The Nominating Committee, composed of Messrs. Dupps, Gray, Morton, Speer, Sundry and Vercellotti, designates on behalf of the Board of Directors, candidates for the directors to be elected at the Annual Meeting of shareholders. The Nominating Committee met 3 times during fiscal year 2001. The Nominating Committee will consider nominating a director candidate recommended by a shareholder if the shareholder submits the recommendation to the Nominating Committee.

(Note concerning shareholder nominations: Shareholders may also nominate candidates for election to the Board by complying with the nomination requirements of the Company’s By-Laws. The Company’s By-Laws provide that a shareholder must give the Company written notice in order to propose business or make a nomination for director at a shareholder meeting. For the 2003 Annual Meeting, such notice must be received between October 11, 2002 and November 10, 2002. Shareholders wishing to submit a nomination or proposal should review the By-Law requirements on nominations and proposals by shareholders and should communicate with the Secretary, Sea Pines Associates, Inc., 32 Greenwood Drive, Post Office Box 7000, Hilton Head Island, South Carolina 29938 for further information.)

The Personnel and Compensation Committee, composed of Messrs. Gray, Harberger, Norlander, Speer and Vercellotti, met 9 times during fiscal year 2001. The committee considers and oversees the development of programs to attract and appropriately compensate employees to promote the economic success of both the employee and the Company, including its subsidiaries.

COMPENSATION OF DIRECTORS

The Company discontinued its practice of paying cash retainers and meeting fees to non-employee directors as of March 2001, replacing those payments with annual stock grants. The stock grants are made pursuant to the Company’s new Director Stock Compensation Plan (the “Plan”). The Plan allotted 50,000 shares of Common Stock to be issued at the discretion of the Board of Directors to compensate directors who are not salaried employees of the Company or any of its subsidiaries. Pursuant to the Plan, the Board of Directors may grant any eligible director an unconditional award of shares of Common Stock or an award of the conditional right to receive shares of Common Stock in the future, as compensation for services rendered in their capacity as members of the Board of Directors.

Each non-employee director received a cash payment of $1,000 for the period prior to the change (November 2000 to March 2001) and an unconditional grant of 1,000 shares of Common Stock, in recognition of service on the Board of Directors from March 2001 to March 2002. Directors are entitled to discounts at various facilities owned by the Company for golf fees, restaurant purchases and retail purchases and are provided complimentary tickets to events sponsored by the Company.

CERTAIN TRANSACTIONS

Mr. McGarty is a licensed real estate agent with Sea Pines Real Estate Company, Inc., a subsidiary of the Company. Total commissions paid to Mr. McGarty during fiscal year 2001 were $65,834.

Mr. Lawrence’s wife is a licensed real estate agent with Sea Pines Real Estate Company, Inc., a subsidiary of the Company. Total commissions paid to Mrs. Lawrence during fiscal year 2001 were $67,963.

STOCK OWNERSHIP OF MANAGEMENT AND DIRECTORS

The following table sets forth information concerning the beneficial ownership of the Company’s Common Stock and Preferred Stock as of January 31, 2002 for (a) each of the Company’s directors, director nominees and executive officers and (b) all directors and executive officers of the Company as a group.

	Number of Shares (1)

Name of Owner	Common	Preferred		Percent of Common Class

Paul B. Barringer, II (2)	325,000	—		9.13%

Ralph L. Dupps, Jr. (3)	63,000	—		1.77%

P.R. Easterlin, Jr.	7,000	—		*

James L. Gray	11,000	—		*

Norman P. Harberger (4)	27,000	—		*

Michael E. Lawrence (5)	14,000	—		*

John G. McGarty	27,000	—		*

Thomas C. Morton (6)	25,000	—		*

John A. Norlander	3,750	—		*

David E. Pardue (7)	2,000	—		*

Perry M. Parrott, Jr.	9,000	—		*

Marc Puntereri	3,000	—		*

Robert W. Siler, Jr. (8)	15,000	—		*

Kathleen B. Speer (9)	139,750	2,000	*	3.93%

Arthur P. Sundry (10)	13,000	—		*

Joseph F. Vercellotti	7,000	—		*

All current directors and executive officers as a group (15 persons)	689,500	—		19.37%

*	Represents less than 1% of the class

(1)	Shares of Common Stock reflected in the table as owned by Messrs. Easterlin, Gray, McGarty, Norlander, Parrott and Puntereri are owned by each of them directly. Unless otherwise indicated, shares reflected in the table as owned by each of the other shareholders are owned jointly with such shareholder’s spouse.

(2)	Based on information supplied to the Company by Mr. Barringer, 324,000 shares are owned by a limited partnership, the general partner of which is a limited liability company controlled by Mr. Barringer and his wife, and 1,000 shares are held directly by Mr. Barringer.

(3)	Includes 5,000 shares held directly by Mr. Dupps and 58,000 shares held jointly with his spouse.

(4)	Includes 19,000 shares held by Mr. Harberger directly and 8,000 shares held jointly with his spouse.

(5)	Includes 12,000 shares held by Mr. Lawrence directly and 2,000 shares directly held by his spouse.

(6)	Includes 9,000 shares held by Mr. Morton directly, 8,000 shares held jointly with his spouse and 8,000 shares directly held by his spouse.

(7)	Shares held directly by Mr. Pardue’s spouse.

(8)	Includes 1,000 shares held directly by Mr. Siler and 14,000 shares held jointly with his spouse.

(9)	Includes 1,000 common shares held directly by Mrs. Speer and 138,750 common shares and 2,000 preferred shares held by Mrs. Speer’s spouse.

(10)	Includes 13,000 shares held directly for the benefit of the Arthur P. Sundry Trust.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Each member of the Audit Committee is independent within the definition in Rule 4200 of the National Association of Securities Dealers’ listing standards except Mr. Morton and Mr. Parrott, who are not considered independent under the definition because they are officers of the Company. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed and discussed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting practices, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The committee reviewed and discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting practices and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures and letter received by the committee as required by the Independence Standards Board.

The committee discussed with the independent auditors the overall scope for its audit. The committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors (and the Board of Directors approved) the audited financial statements be included in the Annual Report on Form 10-K for the year ended October 31, 2001 for the filing with the Securities and Exchange Commission.

Thomas C. Morton, Audit Committee Chair
Paul B. Barringer, II
P.R. Easterlin, Jr.
James L. Gray
Perry M. Parrott, Jr.
Marc Puntereri
Robert W. Siler, Jr.
Arthur P. Sundry

REPORT OF THE PERSONNEL AND COMPENSATION COMMITTEE

Compensation Committee

The Personnel and Compensation Committee of the Board of Directors recommends to the full Board all policies under which compensation is paid or awarded to the Company’s executive officers. No Director who is employed by the Company serves on the Personnel and Compensation Committee.

Compensation Objectives and Structure

The Company’s objective is to provide total compensation opportunity sufficient to attract and retain highly capable executives and key managers for the Company and its subsidiaries. Each year the Personnel and Compensation Committee reviews the Company’s executive compensation practices and guidelines and recommends any changes needed to achieve this objective.

The Chairman, Vice Chairman, Secretary and Treasurer of the Company are not salaried employees. These non-employee officers receive only the compensation applicable to other non-employee directors. The Chief Executive Officer and other key managers of the Company and its subsidiaries are salaried employees. Their compensation consists of salary, the opportunity for a bonus, and participation in the Deferred Issuance Stock Plan.

Executive Salaries

Salary ranges for executive positions are intended to be substantially equivalent to those found in positions of similar responsibility level and type in related business sectors. These ranges were increased 11% in January 2001. The size of this structural adjustment reflected the significant increase in the Company’s business volume during the past few years. Salary increases were granted to individual executives, as appropriate, based on competitive salary levels and individual performance. These individual salary adjustments averaged 4.9%.

Management Bonuses

The Management Bonus Plan assures that part of the cash compensation of the Company’s senior executives is directly linked to business results. Fourteen executives and senior managers were eligible to participate in the Bonus Plan in fiscal year 2001. No bonuses were paid because financial results fell short of the required bonus threshold.

Deferred Issuance Stock Awards

The Deferred Issuance Stock Plan was approved by shareholders on March 19, 2001. An award under this plan is a conditional promise to issue a specified number of shares to the grantee at a specified future date, normally the fifth anniversary of the award. Earlier payout may occur in cases of death, disability, certain terminations of employment or a change in control of the Company. Resignations result in forfeiture of unpaid awards.

Awards totaling 32,300 conditional shares of Common Stock were granted to 14 persons in 2001. That total equals nine-tenths of one percent of the shares outstanding at the time.

Specific Comments on Compensation of Chief Executive Officer

Mr. Lawrence’s salary was increased to $190,000 in May 2001, based on the Board’s assessments of his performance and of competitive salary levels. Surveys indicate that this figure is somewhat lower than the market average for CEOs in firms of similar size and type. Mr. Lawrence, like other executives, did not receive a bonus for fiscal year 2001. He received an award under the Deferred Issuance Stock Plan of 7,400 conditional shares in May 2001.

Norman P. Harberger, Personnel and Compensation Committee Chair
James L. Gray
John A. Norlander
Kathleen B. Speer
Joseph F. Vercellotti

EXECUTIVE OFFICERS

The following table lists the executive officers of the Company as of the date hereof and the capacities in which they serve. Officers of the Company serve at the discretion of the Board of Directors. Additional information concerning each of the executive officers can be found under “Item 1-Election of Directors.”

			Years as
Name of Individual	Capacity	Age	Executive Officer

Norman P. Harberger	Chairman	72	6

Joseph F. Vercellotti	Vice Chairman	72	1

Michael E. Lawrence	Chief Executive Officer	57	6

Thomas C. Morton	Treasurer	60	10

OWNERSHIP OF VOTING SECURITIES IN EXCESS OF FIVE PERCENT
BY BENEFICIAL OWNERS

     The following table sets forth information as to the beneficial ownership of the Company’s Common Stock by each person or group known by the Company to own beneficially more than five percent of the Company’s outstanding Common Stock as of January 31, 2002.

Name and Address of
Beneficial Owner	Number of Shares		Percent of Class

The Riverstone Group, LLC

901 East Cary St., Suite 1500

Richmond, VA 23219	958,000	(1)	26.91%

Paul B. Barringer, II

14 South Calibogue Cay

Hilton Head Island, SC 29928	325,000	(2)	9.13%

(1)	Based on information supplied to the Company on behalf of The Riverstone Group, LLC, all of the shares are held by a limited liability company. The Company believes that this limited liability company has sole investment power with respect to all of such shares and sole voting power with respect to 711,880 of such shares. The Company further believes that the remaining shares are control shares acquired in a control share acquisition pursuant to the South Carolina Control Share Acquisition Act and, consequently, will have no voting rights until and unless such rights are approved by the disinterested shareholders of the Company. The Riverstone Group has questioned the applicability of the South Carolina Control Shares Act to these shares, and the parties have agreed to binding arbitration to resolve the question.

(2)	Based on information supplied to the Company by Mr. Barringer, 324,000 of the shares are owned by a limited partnership, the general partner of which is a limited liability company controlled by Mr. Barringer and his wife, and 1,000 shares are held directly by Mr. Barringer. Mr. Barringer is a director of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that the directors, officers and certain shareholders of the Company file reports of holdings and transactions in the Company’s Common Stock and Preferred Stock with the Securities and Exchange Commission. Based solely on the Company’s review of such reports furnished to the Company and written representations from certain reporting persons, the Company believes that all Securities and Exchange Commission filing requirements applicable to its directors and officers with respect to the Company’s fiscal year ended October 31, 2001 were complied with except Mr. Lawrence who filed one late report covering one transaction; however, the Company has not received any reports for the fiscal year ended October 31, 2001 from the limited liability company described in footnote (1) of the table under “Ownership of Voting Securities in Excess of Five Percent by Beneficial Owners.”

EXECUTIVE COMPENSATION

Except for Mr. Lawrence, none of the officers of the Company receives any cash or non-cash compensation for services rendered in such capacity. The Company’s operations are conducted exclusively through its wholly-owned subsidiaries. The following table summarizes the compensation earned by Mr. Lawrence for services performed during fiscal years 2001, 2000 and 1999.

Summary Compensation Table

				Long-Term
		Annual Compensation		Compensation

Name and Principal				Restricted	All Other
Position	Year	Salary (1)	Bonus (2)	Stock Award (3)	Compensation (4)

Michael E. Lawrence	2001	$188,077	$0	$35,150	$5,361

President, Sea	2000	$184,273	$0	$0	$4,560

Pines Company, Inc.	1999	$172,000	$75,700	$0	$5,757

and Sea Pines Real Estate Company, Inc.

(1)	Salary includes amounts deferred at the election of the named officer pursuant to the Company’s 401(k) plan.

(2)	Bonus includes amounts earned by the named officer in the year indicated, but paid in the following fiscal year.

(3)	7,400 conditional shares awarded under the Company’s Deferred Issuance Stock Plan. The shares will vest upon the first to occur of: (a) the named officer’s death, disability or retirement; (b) a change in control of the Company (as defined in the plan); (c) the termination by the named officer of his employment with the Company for good reason; (d) the termination by the Company of the named officer’s employment with the Company without cause; (e) termination of the plan or (f) the fifth anniversary of the date of the award, May 2006.

(4)	All other compensation consists of amounts contributed by the Company to the 401(k) plan account of the named officer.

The remuneration described in the previous table does not include the cost to Sea Pines Company, Inc. of certain employee benefits furnished to Mr. Lawrence. The amount of such employee benefits accrued for Mr. Lawrence in each of fiscal years 2001, 2000 and 1999 did not exceed 10% of the total of his respective annual salary and bonus reported above for such year.

Compensation Committee Interlocks and Insider Participation

Messrs. Harberger, Gray, Norlander, Speer and Vercellotti were members of the Personnel and Compensation Committee during fiscal year 2001. Mr. Harberger is the Chairman of the Board of the Company, and Mr. Vercellotti is the Vice Chairman of the Company. None of these individuals is an employee of the Company.

SHAREHOLDER RETURN

Item 402 under Regulation S-K promulgated by the Securities and Exchange Commission calls for disclosure of a five year graph comparison of the Company’s cumulative total shareholder returns on its Common Stock with both the cumulative total return on selected published market indices and the cumulative total return on selected industry or line-of-business indices over the same period.

The Company believes that presentation of the referenced comparisons would not be meaningful for the following reasons: a) The known trading in the outstanding securities of the Company remains very limited. b) The Company is not listed on an exchange, so the Company does not have a market-based indicator of Common Stock share value. c) The Company has not paid any dividends on its Common Stock since the Company’s incorporation.

SHAREHOLDER PROPOSALS

Any shareholder who wishes to submit a proposal to be included in the Proxy Statement for the 2003 Annual Meeting of Shareholders must submit such proposal to the Company on or before November 10, 2002.

Pursuant to the Company’s By-Laws, proposals and director nominations which shareholders intend to present at the 2003 Annual Meeting of Shareholders must be received no earlier than October 11, 2002 and no later than November 10, 2002 to be presented at the meeting. This requirement is separate from and in addition to the requirements that a shareholder must meet to have a proposal or nomination included in the Proxy Statement. A copy of the relevant By-Law provisions can be obtained by calling the Company at (843) 842-1824.

AVAILABILITY OF FORM 10-K REPORT

The Company has filed with the Securities and Exchange Commission its Annual Report on Form 10-K for the fiscal year ended October 31, 2001. A copy of the Form 10-K will be provided without charge to each shareholder to whom this Proxy Statement is delivered upon the receipt by the Company of a written request from such shareholder. The exhibits to the Form 10-K will also be provided upon request and payment of copying charges. Requests for the Form 10-K should be directed to the Office of the Secretary, Sea Pines Associates, Inc., Post Office Box 7000, Hilton Head Island, South Carolina 29938.

INDEPENDENT AUDITORS

Ernst & Young LLP audited the financial statements of the Company for the fiscal year ended October 31, 2001. Representatives of Ernst & Young LLP will be present at the Annual Meeting and available to respond to appropriate questions.

Audit Fees

Ernst & Young LLP billed the Company $110,387 for the audit of the Company’s annual financial statements for the fiscal year ended October 31, 2001 and the reviews of the financial statements included in the Company’s quarterly Forms 10-Q for that fiscal year.

Financial Information Systems Design and Implemental Fees

Ernst & Young LLP did not bill the Company any fees for financial information systems design and implementation services rendered for the fiscal year ended October 31, 2001.

All Other Fees

Ernst & Young LLP billed the Company a total of $55,160 for services other than audit services and financial information systems design and implementation services rendered for the fiscal year ended October 31, 2001.

The Audit Committee has considered whether the other services performed by Ernst & Young LLP is compatible with maintaining its independence.

OTHER MATTERS

Management of the Company knows of no other matters to be brought before the Annual Meeting. If, however, any other matter properly comes before the Annual Meeting for a vote of the shareholders, it is the intention of the persons named on the enclosed proxy ballot to vote the proxy in accordance with their discretion and judgment in such matters.

By Order of the Board of Directors,

/s/ Peter Parrott Peter Parrott Secretary

Hilton Head Island,
South Carolina
February 8, 2002

[Sea Pines Logo]

Dear Shareholder:

Please note the important information enclosed with this Proxy Ballot regarding the 2002 Annual Meeting of Shareholders of Sea Pines Associates, Inc.

You are strongly encouraged to exercise your right to vote your common stock. The Board of Directors recommends a vote FOR all nominees for Director included in the enclosed Proxy Statement.

Please mark the appropriate boxes on the back of this Proxy Ballot to indicate how your shares will be voted. Then, sign the card, detach it and return it in the enclosed postage paid envelope to First Union National Bank, the Company’s transfer agent.

Your vote must be received prior to the Annual Meeting on Monday, March 11, 2002. Thank you for your prompt attention to this important matter.

Sincerely,

Sea Pines Associates, Inc.

-FOLD AND DETACH HERE-

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all nominees for Director.

Signed:

Signed:

Please sign exactly as your name appears hereon. If the holder is a corporation or partnership, please sign its name and add your own name and title. When signing as attorney, executor, administrator, trustee or guardian, please also give your full title. If shares are held jointly, EACH holder must sign.

Dated:

☐	I plan to attend the March 11, 2002 Annual Meeting in Hilton Head Island, SC. Please indicate the number of persons attending in the space provided.

IMPORTANT: Please mark, sign and date this proxy and return it promptly in the enclosed envelope. No postage is required if mailed in the United States.

-FOLD AND DETACH HERE-

SEA PINES ASSOCIATES, INC.

The undersigned hereby appoints PETER PARROTT and THOMAS C. MORTON, and each of them, with full power of substitution, attorneys and proxies to appear and vote, as indicated below, all of the shares of Common Stock of Sea Pines Associates, Inc. that the undersigned would be entitled to vote at the annual meeting of shareholders to be held on March 11, 2002.

1.     Election of Directors (the Board of Directors recommends a vote FOR all nominees).

☐	FOR the nominees listed below	☐	FOR the nominees listed below except as marked to the contrary	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

(Instruction: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, strike a line through the nominee’s name in the list below.)

Ralph L. Dupps, Jr.,      John A. Norlander,      David E. Pardue,      Perry M. Parrott, Jr.,      Arthur P. Sundry

2.     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.